Exhibit 10.12

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Addendum No. 2
to License Agreement No. 03/02/2025-4 dated 03.02.2025

Kyiv — 16.04.2025

Limited Liability Company “Autonomous Robotic Systems” (hereinafter, the “Licensor”), represented by Director Oleksii Andriiovych Filippenkov, acting on the basis of the Charter, on the one part, and [***] (hereinafter, the “Licensee”), represented by Director [***], acting on the basis of the Charter, on the other part (hereinafter together, the “Parties,” and each separately, a “Party”), have entered into this Addendum to License Agreement No. 03/02/2025-4 dated 03.02.2025 (the “Agreement”) as follows:

1.	The Parties agree to restate Clause 2.7 of the Agreement to read as follows:
“2.7. The Parties agree that, under this Agreement, the Licensee undertakes to purchase from the Licensor a total of no fewer than [***] ([***]) licenses to the software and the Rights thereto. The total number of purchased licenses shall equal the sum of all licenses specified in the Specifications to this Agreement.”

2.	All other provisions of the Agreement remain unchanged.

3.	This Addendum is executed in two identical counterparts, one for each of the Parties.

LICENSOR:

Limited Liability Company “Autonomous Robotic Systems”
[***]

Corporate income taxpayer on general terms
VAT payer

Director	/s/ O. A. Filippenkov	O. A. Filippenkov

LICENSEE:

[***]

Corporate income taxpayer on special terms
VAT payer

Director	/s/ [***]	[***]